September 15, 2021 Nautilus, Inc. 17750 S.E. 6th Way Vancouver, Washington 98683 Ladies and Gentlemen: We have acted as counsel to Nautilus, Inc., a Washington corporation (the “Company”) in connection with its Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the proposed offering of up to 1,150,000 shares (“Shares”) of common stock, no par value per share (“Common Stock”) of the Company, all of which are issuable pursuant to the Nautilus, Inc. Inducement Stock Plan for Vay AG Employees (the “Plan”). For purposes of this opinion letter, we have examined (i) the Amended and Restated Articles of Incorporation of the Company dated as of June 3, 2008; (ii) the Amended and Restated Bylaws of the Company dated as of March 30, 2005, as amended on January 29, 2007; (iii) the Registration Statement and the exhibits thereto; (iv) the Plan; and (v) such other corporate records, written consents, certificates and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below. In our examination of the aforesaid documents and in rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that: (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies (including .pdfs) conform to authentic, complete originals; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) all signatures on all documents that we reviewed are genuine; (v) all natural persons executing documents had and have the legal capacity to do so; (vi) all statements in certificates of public officials and the officers of the Company that we reviewed were and are accurate; and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. We have also assumed that any certificates or instruments representing the Shares, including the applicable award agreements, when issued, will be executed by the Company and by officers of the Company duly authorized to do so, and that the terms of the restricted stock unit awards and performance unit awards will be consistent with the forms of inducement restricted stock unit award agreement and inducement performance unit award agreement approved by the Board. In rendering our opinion, we have also relied upon a Certificate of Existence dated Exhibit 5.1

2 September 9, 2021 issued by the Washington Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in a Secretary’s Certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and delivery all of the Shares as of the date of this letter. This opinion letter is given, and all statements herein are made, in the context of the foregoing. Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) grant of the awards pursuant to the terms of the Plan, (iii) receipt by the Company of the consideration for the Shares specified in the Plan and the applicable resolutions of the Board of Directors of the Company (or a duly authorized committee of the Board of Directors of the Company) authorizing the issuance thereof, and (iv) the settlement of the inducement awards pursuant to the terms of the applicable inducement restricted stock unit award agreement and inducement performance unit award agreement and duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid, and nonassessable. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein. This opinion letter is based as to matters of law solely on the Washington Business Corporation Act, as amended. We do not express any opinion herein concerning any law other than the corporate laws of the State of Washington. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Very truly yours, LANE POWELL PC Lane Powell PC